Exhibit 99.2

MONSANTO COMPANY
800 NORTH LINDBERGH BLVD
ST. LOUIS, MISSOURI 63167

First-Quarter Fiscal Year 2004
Supplemental Data — Unaudited

Net sales by geography* ($ in millions)	First Quarter 2004	First Quarter 2003	% Change

North America	$550	$482	14%
Latin America	$324	$210	54%
Europe-Africa	$95	$108	(12)%
Asia-Pacific	$59	$46	28%
TOTAL COMPANY	$1,028	$846	22%

Net trade receivables by	As of		As of
geography*	Nov. 30,		Nov. 30,		Higher/
($ in millions)	2003		2002		(lower)

United States		$657		$893	$(236)
Argentina		$252		$290	$(38)
Brazil		$278		$199	$79
All other countries		$399		$396	$3
TOTAL COMPANY		$1,586		$1,778	$(192)

Gross profit	First Quarter		First Quarter
($ in millions)	2004		2003		% Change

Corn seed and traits		$120		$117	3%
Soybean seed and traits		$99		$95	4%
All other crop seeds and traits		$16		$3	433%
Roundup and other glyphosate-based herbicides		$156		$58	169%
All other agricultural productivity products		$77		$77	0%
TOTAL COMPANY		$468		$350	34%

* Attributed to relevant Monsanto legal entities. For example, a sale from the United States to a customer in Latin America is reported as a U.S. export sale.

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